Exhibit 10.15

Short-Term Loan Agreement

Dated as of June 25, 2024

Picard Medical, Inc, a corporation registered in the US State of Delaware and whose business address is at 4 Palo Alto Square, Ste 200, 3000 El Camino Real, Palo Alto, CA 94306 (the “Borrower”) and Fang Family Fund, LLC- Series I (“FFF II”), whose address is 7255 Laredo St, Las Vegas, NV 89117 (the “Lender”), agree as of the date stated above that:

WHEREAS

The Borrower is a portfolio company of Hunniwell Picard I, LLC, a venture capital fund where the Lender serves as a Managing Partner.

Lender, in his personal capacity, voluntarily and willingly desires to temporarily help finance the continued operations of the Borrower,

NOW THEREFORE,

In consideration of the premises and the representations, warranties, covenants, and acts referred to herein, the Borrower and the Lender are the “Parties” to this “Agreement” (or the “Loan Agreement”) agree as follows:

SECTION 1. PRINCIPAL

Subject to the terms and conditions of this Agreement, the Lender will pay to the Borrower, and thus has in effect has loaned to the Borrower, and the Borrower has borrowed from the Lender, on the date hereof, the amount of US$350,000 (Three Hundred Fifty Thousand United States Dollars) (herein called the “Loan”).

SECTION 2. INTEREST.

Richard Fang, Chairman of the Board, through his entity FFF II, has loaned the Borrower US Dollar $350,000 on June 25, 2024. The loan shall bear 0.0% interest until the due and payable date.

SECTION 3. DUE DATE

This is a short-term loan and shall become due in full and repaid upon the Borrower’s successfully receiving $1,000,000 or more in external funding six months from the effective date of this agreement. If the borrower does not receive $1,000,000 in external funding within 2 months from the deposit date, the loan becomes due and payable with loan payment terms to be determined at that time.

SECTION 4. PREPAYMENTS.

§4.1 Prepayments.

The Borrower may, at its discretion, prepay the Loan at any time prior to the due date without penalty.

SECTION 5. MAKING OF PAYMENTS

§5.1 Making of Payments.

All payments (including those made pursuant to the terms of Section 4 hereof) of principal shall be made in immediately available funds by the Borrower to the Lender at such bank account as the Lender shall have designated by notice to the Borrower.

SECTION 6. COLLATERAL SECURITY

The Loan will NOT be secured by any collateral from the Borrower.

SECTION 7. REPRESENTATIONS AND WARRANTIES.

To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that:

§7.1 Organization

The Borrower is an individual of sound mind and competent to make such decisions are needed in regard to the loan;

§7.2 Authorization; No Conflict.

The execution and delivery of this Agreement, and the performance by the Borrower of his obligations hereunder and thereunder, are fully within the Borrower’s legal authority, and do not and will not contravene or conflict with any provision of law or of any agreement binding upon the Borrower.

§7.3 Validity and Binding Nature.

This Agreement has been duly executed and delivered and are the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with the respective terms except as such enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants.

§7.4 Pending or Threatened Litigation and Contingent Liabilities.

No litigation, arbitration proceedings or governmental proceedings are pending or threatened against the Borrower, if adversely determined, materially adversely affect the financial condition of the Borrower or any of its subsidiary, parent, or affiliate companies.

SECTION 8. [DELIBERATELY LEFT BLANK]

SECTION 9. [DELIBERATELY LEFT BLANK]

SECTION 10. [DELIBERATELY LEFT BLANK]

SECTION 11. MISCELLANEOUS PROVISIONS.

§11.1 No Waiver; Amendments in Writing.

No delay on the part of the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof to this Agreement, nor shall any single or partial exercise of any right, power or remedy preclude the Parties or others from the further exercise thereof, or the exercise of any other right, power, or remedy.

§11.2 Notices.

Any notice hereunder to the Borrower or the Lender shall be in writing and, if signed, scanned and emailed, shall be deemed to have been given when sent, and if mailed shall be deemed to have been given three days after the date when sent by registered or certified mail, postage prepaid, and addressed to the Borrower or the Lender at the address shown below his or its signature hereto, or at such other address as one of the Parties may, by written notice received by the other Party hereto, have designated as the Parties address for such purpose.

§11.3 Governing Law.

This Agreement has been executed and delivered in the US State of Delaware and are made under and governed by the laws of the US State of Delaware.

§11.4 Successors and Assigns.

This Agreement shall be binding upon the Borrower and the Lender and their respective successors and assigns and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.

BORROWER

Picard Medical, Inc, a Delaware limited liability company

By:	/s/ Patrick NJ Schnegelsberg
	Name:	Patrick NJ Schnegelsberg
	Title:	Chief Executive Officer

LENDER

Fang Family Fund, LLC- Series II

By:	/s/ Yuncai (Richard) Fang
	Name:	Yuncai (Richard) Fang
	Title:	Authorized Signer

4